Exhibit 10.74

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of March 11, 2020, by and among GLAWDYNE FUNDING, LLC, as borrower (the "Borrower"); GOLDMAN SACHS BANK USA ("GS Bank"), as sole lead arranger (the "Arranger"), as sole lender (the "Lender") and as administrative agent (the "Administrative Agent"); FS Energy and Power Fund, as equity holder and investment manager (the "Investment Manager"); WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the "Collateral Agent") and as collateral administrator (the "Collateral Administrator").

The Borrower, the Arranger, the Lenders, the Administrative Agent, the Collateral Administrator and the Collateral Agent are parties to the Amended and Restated Credit Agreement dated as of December 2, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

The parties hereto wish now to amend the Credit Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Credit Agreement Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below and Section 11.5 of the Credit Agreement, but effective as of March 2, 2020, the Credit Agreement is hereby amended by restating the definition of "Target Amount" to read in its entirety as follows:

"Target Amount" means, for each day, the product of the Adjusted USD Facility Amount in effect on such day and the applicable percentage set forth in the table below for such day:

Period		Applicable Percentage
From and Including	To but Excluding
Effective Date	March 2, 2020	75.00%
March 2, 2020	June 2, 2020	89.00%
June 2, 2020	Maturity Date	100.00%

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), (b) both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing, or would result therefrom, (c) no action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the financing contemplated hereby or any documentation executed in connection therewith, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this Amendment or the transactions contemplated hereby and (d) all necessary governmental and material third party approvals and/or consents in connection with the transactions contemplated by this Amendment and otherwise referred to herein shall have been obtained and remain in effect.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the Administrative Agent's receipt of counterparts of this Amendment executed by the parties hereto.

Section 5. Confirmation of Collateral Documents. The Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 6. Limited Amendment. The amendments set forth in Section 2 hereof shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent or any other Secured Party or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent or any other Secured Party may now have or may in the future have under any of the Transaction Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect).

Section 7. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. GS Bank, as Administrative Agent and the sole Lender, hereby directs the Collateral Agent and the Collateral Administrator to execute and deliver this Amendment.

Section 8. Governing Law. This Amendment, and the rights and obligations of the parties under this Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with the law of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GLADWYNE FUNDING LLC, as Borrower

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

[Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Managing Director

[Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Michael Bogdan
Name:	Michael Bogdan
Title:	Managing Director

[Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Administrator

By:	/s/ Philip Dean
Name:	Philip Dean
Title:	Vice President

[Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:	/s/ Philip Dean
Name:	Philip Dean
Title:	Vice President

[Amendment No. 1 to Credit Agreement]